                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     MEDICONSULT.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             MEDICONSULT.COM, INC.
                          33 Reid Street, 4(th) Floor
                               Hamilton, Bermuda

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD TUESDAY, JUNE 15, 1999

To our Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders of Mediconsult.com, Inc. (the "Company") will be held at the Hotel
Inter-Continental, 111 East 48th Street, New York, New York, the Beekman Room II, on June 15, 1999 at 10:00 a.m., local time, for the following purposes:

     1. To elect a Board of five Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

     2. To consider and vote upon a proposal to approve an amendment to the Company's 1996 Stock Option Plan to authorize an additional 1,000,000 shares of Common Stock for issuance thereunder;

     3. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers as the independent auditors of the Company to examine and report on its financial statements for the fiscal year beginning January 1, 1999; and

     4. To consider and take action upon such other matters as may properly come before the Meeting and any adjournment or adjournments thereof.

    The close of business on April 30, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. The transfer books of the Company will not be closed.

    All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested to sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          Robert A. Jennings,

                                          Chairman and Chief Executive Officer

May 11, 1999

                             MEDICONSULT.COM, INC.
                          33 REID STREET, 4(TH) FLOOR
                               HAMILTON, BERMUDA

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mediconsult.com, Inc. ("Mediconsult" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Hotel Inter-Continental, 111 East 48th Street, New York, New York, the Beekman Room II, on Tuesday June 15, 1999 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company at the above-stated address or by giving a later dated proxy. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the stockholder votes by ballot at the Meeting.

    The approximate date on which this Proxy Statement and the accompanying form
of proxy will first be sent or given to the Company's stockholders is May   ,
1999.

                               VOTING SECURITIES

    Only holders of shares of common stock, par value $0.001 per share ("Common Stock"), of record at the close of business on April 30, 1999 are entitled to vote at the Meeting. On the record date, the Company had issued and outstanding 27,270,031 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. A majority in interest of the outstanding Common Stock represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote is necessary to elect the nominees for election as directors. The affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote is necessary to approve the amendment to the Company's 1996 Stock Option Plan and to ratify the selection of Pricewaterhouse Coopers as the Company's independent auditors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Common Stock will not be voted on such matter. Thus, an abstention for voting on any matter has the same legal effect as a vote "against" the matter even though the stockholder may interpret such action differently. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

    If the enclosed proxy is properly executed and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted (i) FOR the election of the nominees set forth under the caption "Election of Directors", (ii) FOR the amendment of the Company's 1996 Stock Option Plan to authorize an additional 1,000,000 shares of Common Stock for issuance thereunder; and (iii) FOR ratification of PricewaterhouseCoopers as the independent auditors of the Company for fiscal 1999. Members of the Board of Directors and other officers, who own an aggregate of 14,537,752 shares of Common Stock, or 53.3% of the outstanding shares entitled to vote, have indicated that they intend to vote for all three such proposals. Such votes would constitute the requisite adoption and approval of such proposals.

    Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Meeting, five Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying proxy will be voted for the election as Directors of the nominees listed below, all of whom are currently Directors, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

    Set forth below is certain information with respect to each nominee:

NAME                                             AGE                      POSITION(S)
-------------------------------------------      ---      -------------------------------------------
Robert A. Jennings.........................          41   Chief Executive Officer and Chairman of the
                                                            Board
Ian Sutcliffe..............................          46   President, Director
Michael Treacy.............................          42   Director
John Buchanan..............................          42   Director
Barry Guld.................................          42   Director

    ROBERT A. JENNINGS has served Chairman and Chief Executive Officer of the Company since its inception in 1996. From 1993 to 1997, Mr. Jennings acted as an advisor to a number of companies on general business matters. Beginning in 1997, Mr. Jennings began to work on a full-time basis on Mediconsult matters. Mr. Jennings is a chartered accountant and was employed by Coopers & Lybrand in Canada and England for nine years.

    IAN SUTCLIFFE has served as President and a Director of the Company since 1996. He has 17 years of experience as a management consultant, primarily in the high-tech sector. Most recently, from 1993 to 1996, he was a consultant specializing in re-engineering marketing and sales processes worldwide for IBM. From 1989 to 1993, Mr. Sutcliffe was a partner at BDO Dunwoody, a consulting organization which he joined in 1989 upon the merger of his consulting firm, Sutcliffe & Associates, with BDO Dunwoody. Mr. Sutcliffe is a chartered accountant and was employed by Coopers & Lybrand in Canada and Europe for six years.

    MICHAEL TREACY, PH.D. has been a Director of the Company since July 1998. He is the Managing Director of Treacy & Co., LLC ("Treacy & Co.") which provides strategic consulting services in a number of industries and leads that firm's business and practice development. From 1981 to 1989, he was a professor of management science at the MIT Sloan School of Management, after which he formed his own consulting firm. Mr. Treacy earned his Ph.D. from the MIT Sloan School of Management.

    JOHN BUCHANAN has been a Director of the Company since 1998. Since 1993, he has been President and Chief Executive Officer of Retek Information Systems Inc., a wholly owned subsidiary of HNC Software Inc. Retek develops, markets and supports predictive software solutions to the enterprise software industry.

    BARRY GULD has been a Director of the Company since 1998. Mr. Guld co-founded and served as President of Zadall Systems Group, a leading vendor of pharmacy software systems, which was sold to National Data Corporation. He is currently a consultant to National Data Corporation and a director of Client Technology Inc., Mood Sciences Inc., and Velocity Computer Solutions.

    All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the board of directors, until their successors are appointed. There are no family relationships among any of the directors or executive officers of the Company.

    The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendation of the Company's independent auditors, the scope of annual audits, fees to be paid to the independent auditors, the performance of the Company's independent auditors and the Company's accounting practices. The current members of the Company's Audit Committee are Messrs. Guld, Sutcliffe and Buchanan.

    The Compensation Committee determines the salaries and benefits for the Company's employees, consultants, directors and other individuals the Company compensates. The Compensation Committee also administers, or helps the Board of Directors administer, the Company's compensation plans. The current members of the Compensation Committee are Messrs. Jennings, Guld and Treacy.

    The Nominating Committee recommends individuals for director positions. The members of the Nominating Committee are Messrs. Jennings, Sutcliffe and Treacy.

    The Company's directors do not receive any fees for their services as directors. Each director, however, is reimbursed for all reasonable and necessary costs and expenses incurred as a result of being a director, such as expenses incurred for attendance at meetings of the board of directors.

    In November 1998, the Company entered into a services agreement with Treacy & Co., an entity of which Michael Treacy, one of the Company's directors, is a principal, under which the Company received various services from Treacy & Co. in consideration of the grant of options to acquire 2,000,000 shares of Common Stock at an exercise price of $0.003 per share. All of the options have vested and expire on November 16, 2003. In addition, the predecessor of JHC Limited, the largest stockholder of the Company, granted Treacy & Co. an option to acquire 358,333 shares of Common Stock owned by JHC, at an exercise price of $1.20 per share. The services provided included marketing, sales and client services advice, strategic planning and seconding Mr. Michael Swanson to act in the capacity of Vice President, Sales. The Company has no obligation to grant additional options to Treacy & Co.

    In addition, on October 31, 1998, John Buchanan and Barry Guld each received options to purchase 100,000 shares of Common Stock at an exercise price of $1.50 per share, which vest at a rate of 5,000 shares per month beginning on October 30, 1998 for their services on the board of directors.

    The Board of Directors held four meetings during the last fiscal year. None of the directors attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member, held during the period in which he was a director or a committee member, as applicable.

    COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. (i) The Mediconsult Trust, an owner of in excess of 10% of the outstanding securities of the Company, failed to timely file Form 4s to report a donation of 250,000 shares of common stock to a charitable organization in December 1998, and an amendment to the Company's Certificate of Incorporation in October 1998 which made the shares of preferred stock held by it convertible into common stock, (ii) Ms. Debora Falk, an executive officer, failed to timely file a Form 4 to report a sale of shares of common stock on the open market in December 1998 and failed to timely file a Form 5 to report a grant of an option to purchase shares of common stock by the Company in October 1996, (iii) Barry Guld and John Buchanan, each a director, each failed to timely file a Form 5 to report grants of options to purchase shares of common stock by the Company in October 1998 and each failed to timely file a Form 3 to report their appointment to the board of directors and (iv) each of David Austin, Michael Swanson and Michael Treacy each failed to timely file a Form 3 to report their respective appointments during 1998 as executive officers and, in the case of Michael Treacy, as a director of the Company.

                                   PROPOSAL 2
                    AMENDMENT TO THE 1996 STOCK OPTION PLAN

History of the Plan

    In April 1996, the Board of Directors of the Company adopted and the stockholders approved the 1996 Stock Option Plan (the "1996 Plan") for the Company and its subsidiaries. The 1996 Plan authorized the issuance of options to purchase up to 1,000,000 shares of the Company's Common Stock.

    On December 31, 1997, the Company's Board of Directors approved an increase in the number of shares of Common Stock issuable under the 1996 Plan from 1,000,000 to 2,000,000 shares, subject to approval by the Company's stockholders. During October 1998, the Board of Directors approved an additional increase in the number of shares issuable under the 1996 Plan to 2,500,000 shares, subject to approval by the Company's stockholders. In November 1998, the Board of Directors of the Company, subject to stockholder approval, adopted an amendment to the 1996 Plan to limit the maximum option grant which may be made to an employee in any calendar year to 250,000 shares (subject to adjustment for capital changes). Such amendment was to enable the 1996 Plan to satisfy a requirement of Section 162(m) of the Internal Revenue Code of 1986 relating to performance-based compensation which is not subject to a $1,000,000 deductibility limit. In November 1998, the Board of Directors also approved an amendment to the 1996 Plan, subject to stockholder approval, to provide that upon the exercise of an option, payment can be made by delivery of shares of Common Stock or with a promissory note, in addition to payment in cash. All of such amendments have been approved by the stockholders of the Company.

Amendment to the Plan

    As of April 9, 1999, the Company had 62,950 shares of Common Stock available for issuance under the 1996 Plan. At such date, options to purchase an aggregate of 800,000 shares were outstanding pursuant to the 1996 Plan, of which options for an aggregate of 404,100 shares were then exercisable. On April 10, 1999, the day after the closing of the Public Offering (defined below), E. Michael Ingram became Chief Financial Officer of the Company and was granted options for 200,000 shares of Common Stock, subject to the increase in the number of shares covered by the 1996 Plan to have sufficient option shares available for issuances.

    The Company has used options to attract key employees and has also used incentive stock options in conjunction with recent acquisitions to provide incentives for the retention of seller/managers of acquired companies. The Company believes it to be in the Company's best interests to have options available to provide incentives to key employees of companies who may be acquired in the future as well as continuing employees. Because of the lack of remaining shares, the Board of Directors authorized additional shares to be reserved for recent awards and for future awards, subject to stockholder approval. The 1,000,000 additional shares for which approval is sought represents approximately 3.7% of the Company's outstanding shares of Common Stock at April 30, 1999 and approximately 3.2% of the Company's outstanding shares on a fully diluted basis on that date. As of April 9, 1999, the market value of the securities underlying the additional 1,000,000 shares of Common Stock authorized for issuance under the 1996 Plan was $13,000,000.

Description of the Plan

    The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) (an "ISO") or an option which is not an Incentive Stock Option (a "Non-Qualified Option").

    Upon the effective date of the approval of the amendment, a total of 862,950 shares of Common Stock will be reserved for issuance upon the exercise of options ("Options") available for grant under the 1996 Plan (subject to adjustment for capital changes). Shares subject to Options which for any reason expire or are terminated unexercised may again be available for grant under the 1996 Plan. Unless sooner terminated, the 1996 Plan will terminate in April 2006. The complete text of the 1996 Plan is attached as Exhibit A hereto and the description contained herein is qualified in its entirety by the full text of the 1996 Plan.

    The 1996 Plan is administered by the Board of Directors of the Company which, subject to the terms of the 1996 Plan, has the authority to determine to whom Options shall be granted (subject to certain eligibility requirements for grants of ISOs), whether the Option is to be an ISO or Non-Qualified Option, the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Options shall be granted, and other terms and provisions governing Options, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Options. The Board of Directors may, from time to time, adopt amendments, certain of which are subject to stockholder approval, and may terminate the 1996 Plan at any time (although such action shall not affect Options previously granted). Holders of Options are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transactions.

    The 1996 Plan requires that the exercise price for each Option shall be no less than the fair market value of the Common Stock on the date the Option is granted, and that each Option shall expire on the date specified by the Board of Directors, but not more than ten years from its date of grant. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the ISO expires no more than five years from its date of grant.

    Exercise of any Option, in whole or in part, is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the Common Stock in full, or, at the discretion of the Board, (i) by the delivery of shares of Common Stock of the Company, valued at fair market value, a promissory note, or any combination thereof, or (ii) through an exercise notice payment procedure. The 1996 Plan contains terms providing for the exercise of Options by or on behalf of former and deceased employees. ISOs granted pursuant to the 1996 Plan are not assignable or transferable other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

Federal Income Tax Consequences

    INCENTIVE STOCK OPTIONS. The following general rules are applicable for Federal income tax purposes under existing law to employees who receive and exercise ISOs granted under the 1996 Plan:

    Generally, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon exercise of the ISO. (But see the discussion of possible taxation under "Minimum Tax" below.) If shares acquired upon exercise of an ISO are disposed of after the later of (i) two years following the date the Option was granted, and (ii) one year following the date the shares are transferred to the optionee pursuant to the exercise of the Option, the difference between the amount realized on such disposition of the shares and the exercise price will be treated as long-term capital gain or loss to the optionee.

    If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "disqualifying disposition"), then in most cases any excess of the fair market value of the shares at the time of exercise of the Option over the exercise price, or, if less, the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disqualifying disposition. Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of such shares. In addition, ISOs granted under the 1996 Plan will be terminated if the optionee is not employed by the Company at all times during the period from the date the Option is granted through the date 90 days before the date the Option is exercised (twelve months in the case of death or permanent disability (subject to certain limitations outlined in the 1996 Plan)).

    In general, no tax deduction is allowed to the Company upon either grant or exercise of an ISO under the 1996 Plan. However, in any year that an optionee recognizes compensation income on a disqualifying disposition of shares acquired by exercising an ISO, the Company will generally be entitled to a corresponding deduction for income tax purposes.

    An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock ("old stock") to the Company in exchange for the Common Stock received upon exercise of the ISO ("option stock"), if the optionee's ISO grant so provides. In general, if an optionee exchanges old stock for option stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the old stock, and shares acquired upon exercise of the ISO will not be subject to tax as explained above until the shares are sold. However, an exception exists to this rule when the old stock is "statutory option stock" (as defined below) that has been held for a period less than the applicable holding periods under the Code. In that event, the optionee will realize ordinary compensation income with respect to the old stock in an amount equal to the lesser of (i) the excess of the fair market value of the option stock on the date of exercise of the ISO over the basis of the old stock, or (ii) the fair market value of the old stock on the date it was originally exercised over the original option exercise price. "Statutory option stock" consists of stock acquired through the exercise of a "qualified stock option," an "incentive stock option," an option acquired under an "employee stock purchase plan" or a "restricted stock option," as these terms are defined in the Code. Further, if the old stock used to exercise an ISO is Restricted Stock (as defined below), exercise of the ISO with such Restricted Stock may be treated as the lapse of the restrictions imposed on such Restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

    NON-QUALIFIED OPTIONS. The following general rules are applicable for Federal income tax purposes under existing law to holders of Non-Qualified Options and to the Company.

    The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a deduction by reason of such grant. The optionee will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. In accordance with the regulations under the Code and applicable state law, the Company will require the optionee to pay to the Company an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time of the exercise of the Option. If the Company withholds shares instead of cash to satisfy this withholding tax obligation, the optionee nonetheless will be required to include in income the compensation income attributable to the shares withheld. When the optionee sells the shares, such optionee will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and such optionee's basis in the shares (i.e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than the statutory holding period, this gain or loss will be a long-term capital gain or loss. The present statutory holding period is one year. In general, the Company will be entitled to a tax deduction in the year in which compensation income attributed to the Non-Qualified Options is recognized by the optionee. The foregoing rules are based upon the assumptions that (i) the Options do not have a readily ascertainable fair market value at the date of grant and (ii) the Common Stock acquired by exercising the Non-Qualified Option is either transferable or not subject to a "substantial risk of forfeiture" (as such terms are defined in regulations under Section 83 of the Code).

    An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of old stock to the Company in exchange for the Common Stock received upon exercise of the option ("Non-Qualified Option stock"), if the optionee's Non-Qualified Option grant so provides. In general, if an optionee exchanges old stock for Non-Qualified Option stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the old stock. However, if the fair market value of the Non-Qualified Option stock received exceeds the fair market value of the old stock (at the time of exercise) delivered to acquire the Non-Qualified Option stock, the transaction will be separated into two parts for tax purposes. In the first part, the number of shares of old stock delivered will be deemed exchanged, tax-free, for a like number of shares of the Non-Qualified Option stock received, and the basis of the shares so received will be the same as the basis of the shares of old stock delivered. In the second part of the transaction, the balance of the shares of Non-Qualified Option stock received will be treated as ordinary compensation income, and the fair market value of these shares will constitute both the amount of compensation income with respect to, and the basis for, such shares. Further, if the old stock used to exercise a Non-Qualified Option is Restricted Stock (as defined below), and the Common Stock acquired on exercise of the Non-Qualified Option is not subject to restrictions substantially similar to those imposed on such Restricted Stock, exercise of the Non-Qualified Option with such Restricted Stock will be treated as the lapse of the restrictions imposed on such Restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

    SPECIAL RULES FOR RESTRICTED STOCK. Common Stock that is subject to restrictions on transfer and also to a substantial risk of forfeiture (as defined in regulations under Section 83 of the Code), referred to herein as "Restricted Stock," is subject to special tax rules. If the Common Stock acquired on the exercise of an Option is Restricted Stock, the amount of income recognized by the optionee generally will be determined as of the time the restrictions lapse, and will be equal to the difference between the amount paid for the Restricted Stock and the fair market value of the Restricted Stock at that time. In that case, the payment to the Company of withholding taxes will be required as the income arises, i.e., at the time the transfer restrictions on the stock lapse or the substantial risk of forfeiture no longer exists.

    Due to certain securities law restrictions, the Common Stock acquired by officers and directors of the Company who exercise Non-Qualified Options may be treated for tax purposes as Restricted Stock. Similarly, the Common Stock acquired by officers and directors of the Company who exercise ISOs will be treated for alternative minimum tax purposes (but not regular tax purposes) as Restricted Stock.

    If an optionee transfers Restricted Stock to the Company to exercise an ISO, the restrictions on such Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time. Similarly, if the optionee transfers Restricted Stock to the Company to exercise a Non-Qualified Option, and the stock received by the optionee on exercise is not subject to restrictions substantially similar to those imposed on such Restricted Stock, the restrictions on that Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time.

    Under Section 83(b) of the Code, an election is available to the optionee to include in gross income, in the taxable year that Restricted Stock is first transferred to the optionee, the amount of any excess of the fair market value (as determined under Section 83) of the Restricted Stock over the amount (if any) paid for such stock. If this election is made and the optionee pays the tax in the year such election is made, no further tax liability will arise at the time the transfer restrictions on the Restricted Stock lapse or the substantial risk of forfeiture no longer exists. However, if shares of Restricted Stock for which a Section 83(b) election is in effect are forfeited while such shares are both nontransferable and subject to a substantial risk of forfeiture, the loss realized by the optionee on the forfeiture, for federal income tax purposes, is limited to the amount paid for such shares (not including any compensation income recognized by the optionee at the time of transfer) less any amount realized by the optionee on such forfeiture. Restricted Stock acquired by exercising an ISO generally is not subject to the rules of Section 83, but rather the rules discussed above under Incentive Stock Options.

    MINIMUM TAX. The exercise of ISOs granted under the 1996 Plan may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base which is equal to regular taxable income, adjusted for certain limited deductions and losses, increased by items of tax preference, and reduced by a statutory exemption. The statutory exemption is phased out for certain higher income taxpayers. The bargain element at the time of exercise of an ISO, i.e., the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price, is included in the optionee's alternative minimum taxable income for purposes of the minimum tax, subject to the rules applicable to Restricted Stock.

    Thus, if upon exercise of an ISO an optionee receives stock which is not Restricted Stock, the bargain element is included in the optionee's alternative minimum taxable income in the year of exercise. If the optionee receives Restricted Stock on exercise of an ISO, the bargain element is measured and included in alternative minimum taxable income in the year(s) that the restrictions on the stock lapse(s), unless the optionee files a Section 83(b) election under the Code with the Internal Revenue Service within 30 days of the date of exercise of the ISO and thereby elects to include the bargain element in alternative minimum taxable income in the year of exercise. For purposes of determining alternative minimum taxable income (but not regular taxable income) for any subsequent year in which the taxpayer sells the stock acquired by exercise of the ISO, the basis of such stock will be its fair market value at the time the ISO was exercised. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against regular tax liability in later years.

    ERISA. The 1996 Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the 1996 Plan.

OPTIONS GRANTED UNDER THE PLAN

    The chart below indicates the number of options that have been granted as of April 9, 1999, pursuant to the 1996 Plan to (i) the Named Executive Officers,
(ii) all current executive officers (other than the Named Executive Officers), as a group, (iii) all current directors who are not executive officers, as a group and (iv) all employees, including all current officers who are not executive officers, as a group.

                                                                                     NUMBER OF
                                                                                      OPTIONS
GRANTEE                                                                               GRANTED
----------------------------------------------------------------------------------  -----------
Robert A. Jennings................................................................     790,000
Ian Sutcliffe.....................................................................     250,000
Debora A. Falk....................................................................     144,000
All other executive officers as a group...........................................     399,000
All non-employee directors as a group.............................................     200,000
All other employees as a group....................................................     638,050

    On April 10, 1999, the day after the closing of the Public Offering, E. Michael Ingram became Chief Financial Officer of the Company and was granted options for 200,000 shares of Common Stock, subject to the increase in the number of shares covered by the 1996 Plan to have sufficient option shares available for issuance.

                                   PROPOSAL 3
                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company has designated PricewaterhouseCoopers as the Company's independent auditors for the current fiscal year and recommends ratification of their appointment. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting of stockholders and will be available to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 9, 1999, based on information provided to the Company, by (1) each of the Company's directors, (2) the executive officers named in the table under "Executive Compensation--Summary Compensation Table,", (3) all executive officers and directors as a group, and (4) each person (or group of affiliated persons) who is known by the Company to beneficially own 5% or more of the Company's Common Stock. Unless otherwise indicated below, to the Company's knowledge, all persons listed below have sole voting and investment power with respect to their shares.

                                                                      BENEFICIAL OWNERSHIP (1)
                                                                      -------------------------
NAME OF BENEFICIAL OWNER                                                 NUMBER       PERCENT
--------------------------------------------------------------------  ------------  -----------
Robert A. Jennings (2)..............................................    13,269,999        48.9%
Michael Treacy (3)..................................................     2,358,333         8.1
Ian Sutcliffe.......................................................       290,000         1.1
Debora A. Falk (4)..................................................        96,000       *
John Buchanan (5)...................................................        40,000       *
Barry Guld (6)......................................................        40,000       *
JHC Limited (7).....................................................    12,479,999        46.0
All Directors and Officers as a group (11 persons) (8)..............    16,693,299        56.9

------------------------

* Indicates beneficial ownership of less than 1% of the total outstanding Common Stock.

 (1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has "beneficial ownership" with respect to the shares set forth opposite such person's name. The information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners. For purposes of computing the percentage of outstanding shares held by each person named above, pursuant to the rules of the Securities and Exchange Commission, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. The total issued and outstanding Common Stock represented in the above chart does not include 77,753 shares of Common Stock payable in kind as a dividend on the preferred stock owned by JHC Limited that had accrued from January 1, 1999 through April 9, 1999, the date on which such preferred stock converted into Common Stock.

 (2) Includes 12,479,999 shares owned by JHC Limited. Mr. Jennings controls JHC Limited.

 (3) Includes 2,000,000 shares of Common Stock issuable upon the exercise of a currently exercisable option granted to Treacy &Co. of which Mr. Treacy is a principal, on November 16, 1998, with an exercise price of $0.003 per share, and 358,333 shares of Common Stock issuable upon the exercise of a currently exercisable option granted to Treacy & Co. on the same date by The Mediconsult Trust, which is now the obligation of JHC Limited, with an exercise price of $1.20 per share.

 (4) Represents currently exercisable options at an exercise price of $0.05 per share.

 (5) Represents currently exercisable options and options which vest within 60 days at an exercise price of $1.50 per share.

 (6) Represents currently exercisable options and options which vest within 60 days at an exercise price of $1.50 per share.

 (7) Mr. Jennings controls JHC Limited, a Bermuda company.

 (8) See footnotes 1 through 7 above.

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the Company's most highly compensated executive officers, other than the Chief Executive Officer (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 for the years ended December 31, 1998, 1997 and 1996 for services rendered in all capacities in these years.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                     ANNUAL          -------------
                                                                  COMPENSATION        SECURITIES
                                                             ----------------------   UNDERLYING         ALL OTHER
NAME AND POSITION                                   YEAR     SALARY ($)  BONUS ($)    OPTIONS (#)    COMPENSATION ($)
------------------------------------------------  ---------  ----------  ----------  -------------  -------------------
Robert A. Jennings..............................       1998          --          --           --                --
  Chief Executive Officer                              1997          --          --           --                --
                                                       1996      55,000     790,000           --                --

Ian Sutcliffe...................................       1998     240,000          --           --                --
  President                                            1997     240,000          --           --                --
                                                       1996     120,000          --      250,000                --

Debora A. Falk..................................       1998     100,200          --           --                --
  Vice President, Client Services                      1997     100,200          --       48,000                --
                                                       1996      25,050       5,400       96,000                --

1996 STOCK OPTION PLAN

    In April 1996, the Company's board of directors adopted the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan was approved by the stockholders during May 1996. As originally adopted, the total number of shares of common stock subject to options under the 1996 Plan was not to exceed 1,000,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.

    The 1996 Plan allows the board to grant stock options from time to time to the Company's employees, officers, directors and consultants. The board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees. Vesting provisions are determined by the board at the time options are granted. On December 31, 1997, the shares eligible under the 1996 Plan were increased to 2,500,000 shares and it is expected that at the meeting, the shares eligible under the 1996 Plan will be increased to 3,500,000 shares. The 1996 Plan provides that all outstanding options will vest upon a change of control. The exercise price is payable in cash, stock or any other means as determined by the board.

    The board of directors may amend the 1996 Plan at any time, provided that the board may not amend the 1996 Plan to materially increase the number of shares available under the 1996 Plan, materially increase the benefits accruing to participants under the 1996 Plan, or materially change the eligible class of employees, without stockholder approval.

    There have been a total of 2,353,050 options granted under the 1996 Plan, of which 1,626,550 have been exercised as of December 31, 1998. There were 716,000 options outstanding as of December 31, 1998, out of 862,950 shares that were then reserved for issuance. Since December 31, 1998, options for 284,000 shares have been granted.

    OPTION GRANTS IN THE LAST FISCAL YEAR. THE NAMED EXECUTIVE OFFICERS DID NOT RECEIVE ANY OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1998.

    OPTION EXERCISES AND YEAR-END HOLDINGS. The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers at December 31, 1998.

        AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 1998
                           AND YEAR-END OPTION VALUES

                                                                                                 VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES                IN-THE-MONEY
                                                                UNDERLYING UNEXERCISED                OPTIONS AT
                                                              OPTIONS AT FISCAL YEAR END         FISCAL YEAR END (1)
                                                            ------------------------------  ------------------------------
NAME                                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------------------------  -----------  -----------------  -----------  -----------------
Robert Jennings...........................................          --              --       $      --              --
Ian Sutcliffe.............................................          --              --              --              --
Debora Falk...............................................      96,000              --         781,440              --

------------------------

(1) Options are In-the-Money if the market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the fair market value of the Common Stock at December 31, 1998, of $8.19 per share, less the exercise price.

EMPLOYMENT AGREEMENTS

    Robert Jennings, Ian Sutcliffe, David Austin, Debora Falk and Bruce Tilden each has an employment agreement with Mediconsult or one of the Company's subsidiaries. Each agreement is effective as of January 1, 1999, and expires on December 31, 2001, and will be automatically renewed for 12 month periods after that date unless either party gives the other written notice of termination at least three months prior to the expiration of the initial or any subsequent term. The annual salary for each of these executives is as follows: Robert Jennings, $275,000; Ian Sutcliffe, $240,000; David Austin, $198,000 CDN; Debora Falk, $198,000 CDN; and Bruce Tilden, $154,200 CDN. In addition, David Austin has received options to purchase 100,000 shares of Common Stock, 10,000 of which have vested upon the signing of his agreement and 8,000 vest each month beginning February 1, 1999 and ending November 1, 1999. Mr. Austin is entitled to receive a cash equivalent of 12% of his base salary until he joins the applicable employee benefit plans and programs. Also, each of these executives is entitled to participate in a team-based performance bonus plan, with awards based upon predetermined deliverables being developed by Mediconsult and may receive options to purchase shares of Common Stock in the future. The employment agreements can be terminated upon delivery of written notice from the Company, with or without cause. Upon termination without cause, Robert Jennings, Ian Sutcliffe, David Austin and Debora Falk are each entitled to 12 months salary and any bonus earned in the preceding 12 months, and Bruce Tilden is entitled to six months salary and bonus earned in the preceding six months.

    E. Michael Ingram has an employment agreement with Mediconsult, effective as of April 1, 1999 and expiring on March 31, 2003. This agreement will be automatically renewed for 12 month periods after that date unless either party gives the other written notice of termination at least three months prior to the expiration of the initial or any subsequent term. The annual salary for Mr. Ingram is $200,000. In addition, Mr. Ingram is entitled to a non-accountable expense allowance of $50,000 per year for the first two years, and has received options to purchase 200,000 shares of Common Stock, which options vest at the rate of 50,000 option shares per year beginning on the first anniversary of the date of grant. Upon termination without cause, Mr. Ingram is entitled to 12 months salary and any bonus earned in the preceding 12 months, except that upon termination by Mediconsult without cause or by Mr. Ingram for good reason within 12 months after a change of control of Mediconsult, Mr. Ingram is entitled to 24 months salary and any bonus earned in the preceding 24 months.

    Each of the Named Executives Officers has agreed not to compete or solicit clients or other employees during their severance period and is also bound by a nondisclosure and invention assignment agreement, which prohibits such executive from, among other things, disseminating or using confidential information about the Company's business or clients in any way that would be adverse to the Company.

CERTAIN TRANSACTIONS

    Recently, The Mediconsult Trust, which has been the majority stockholder and is controlled by Robert Jennings, the Company's Chairman and Chief Executive Officer, transferred its interest in Mediconsult to JHC Limited, a Bermuda corporation also controlled by Mr. Jennings. As a result, JHC Limited now is the Company's largest stockholder. The Mediconsult Trust has from time to time advanced funds to Mediconsult on an interest-free basis. On September 30, 1998, the board of directors approved the conversion of these advances to the Company up to that date into shares of junior preferred stock. In connection with this conversion, the Company amended its certificate of incorporation to provide, among other things, that each outstanding share of junior preferred stock will be automatically converted into 8.33 shares of Common Stock, subject to adjustment, upon the occurrence of a "Conversion Event." In April 1999, the Company sold 4,800,000 shares in a registered public offering of its Common Stock, at a price to the public of $13.00 per share (the "Public Offering"). Such offering was a Conversion Event and the shares of junior preferred stock converted into 3,583,333 shares of Common Stock, plus 149,419 shares of Common Stock issuable in respect of payable in kind dividends accruing since September 30, 1998. Since September 30, 1998, The Mediconsult Trust has advanced an additional $713,000 to Mediconsult as an interest free loan. Of this amount, approximately $200,000 has been repaid from the proceeds of the private placement of senior preferred stock referred to below and the balance was repaid from the proceeds of the Public Offering.

    In connection with the Public Offering, JHC Limited and Michel Bazinet sold 625,000 shares and 225,000 shares of Common Stock of the Company, respectively, on the same terms and at the same time as the as the shares sold by the Company.

    The Company is a party to a strategic consulting interim agreement dated November 16, 1998, with Treacy & Co. and The Mediconsult Trust. The agreement provides that in consideration for consulting services rendered by Treacy & Co. to Mediconsult in connection with marketing, sales and client services advice, strategic planning and the seconding of Mr. Swanson to act in the capacity of Vice President, Sales, the Company granted Treacy & Co. immediately exercisable options to purchase 2,000,000 shares of common stock, at an exercise price of $0.003 per share, which expire on November 16, 2003. In addition, The Mediconsult Trust granted Treacy & Co. an option to purchase 358,333 shares of common stock, exercisable from and after a Conversion Event, at an exercise price of $1.20 per share which expires on December 31, 1999. This option is now the obligation of JHC Limited. The agreement gives Treacy & Co. registration rights in the event of a public offering. Treacy & Co. waived its registration rights in connection with the Public Offering.

    The Company granted options to purchase 100,000 shares of common stock to Messrs. Guld and Buchanan on October 31, 1998 for their services on the Company's board of directors.

    On February 26, 1999, the Company sold in a private placement an aggregate of 506,329 shares of the Company's newly designated senior preferred stock and warrants exercisable for five years to purchase 224,000 shares of senior preferred stock to Nazem & Company IV, L.P., Transatlantic Venture Fund C.V. (a joint venture of Nazem & Company and Banque Nationale de Paris) and other individual investors, for an aggregate of $3.2 million. The purchase price and the conversion price of the senior preferred stock was, and exercise price of the warrants is, $6.32 per share, an amount equal to 85% of the average bid and ask price of the Company's shares on the OTC Bulletin Board for the relevant 30-day period preceding the closing. The shares of senior preferred stock automatically converted into an equal number of shares of common stock upon the closing of the Public Offering. The holders of the senior preferred stock have the right to nominate a member of the Company's board of directors so long as they maintain at least 50% of their original share position. In connection with the private placement, the Company agreed to provide the holders of Common Stock issuable upon the conversion of senior preferred stock demand and piggyback registration rights and the right to tag-along with the Company's founders in certain sales of their shares. So long as the investors hold at least 50% of their original share position, the Company agreed not to effect any material change in the direction of the Company's business unless approved by at least two-thirds of the board of directors and then only after consultation with the investors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee currently consists of Messrs. Jennings, Treacy and Guld. Other than Mr. Jennings, the Company's Chairman and Chief Executive Officer, none of the members of the Compensation Committee has been an officer or employee of Mediconsult at any time since its inception. None of the Company's executive officers or employees serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or Compensation Committee. Prior to the formation of the Compensation Committee, the board of directors as a whole made decisions relating to compensation of the Company's executive officers. Mr. Jennings did not receive a salary from the Company in 1998, but he is now entitled to receive a salary pursuant to his employment agreement, which became effective as of January 1, 1999. Mr. Jennings has not participated in board discussions regarding his own compensation.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    In evaluating the reasonableness of compensation paid to the Company's executive officers, the Compensation Committee takes into account, among other factors, how compensation compares to compensation paid by competing companies, individual contributions and the Company's performance. Base salary is determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at similar companies.

    It is the Company's policy that the compensation of executive officers also be based, in part, on the grant of stock options as an incentive to enhance the Company's performance. Stock options are granted based upon a review of such executive's responsibilities and relative position in the Company, such executive's overall job performance and such executive's existing stock option position. In 1998, in accordance with the above criteria, none of the executive officers received stock options.

    In 1998, the Chief Executive Officer did not receive a salary. He is now entitled to receive a salary pursuant to his employment agreement which became effective as of January 1, 1999. Base salary level was established considering base salaries of peer Chief Executive Officers with similar executive responsibilities.

                         STOCK PRICE PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholders' return on the Company's Common Stock since March 31, 1997, the first day of significant trading of the Company's Common Stock, with the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Internet Index over the same period (assuming the investment of $100 in the Company's Common Stock and in the two other indices, and reinvestment of all dividends). Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                       3/97       6/97       9/97       12/97      3/98       6/98       9/98       12/98
MEDICONSULT.COM, INC.                      100        130         88         60         97         77         38        437
NASDAQ STOCK MARKET (U.S.)                 100        117        137        129        150        154        140        181
HAMBRECHT & QUIST INTERNET                 100         91        120        124        165        207        167        288

                                    GENERAL

    The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

    The Company will bear the cost of preparing, printing, assembling and mailing all proxy material which may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Company's Common Stock held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, telecopier or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies.

    The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1998 (the "Annual Report") has been forwarded to all stockholders. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

    The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests for copies of such report should be directed to Robert Jennings, Chief Executive Officer, Mediconsult.com, Inc., 33 Reid Street, 4(th) Floor, Hamilton, Bermuda.

                             STOCKHOLDER PROPOSALS

    The Annual Meeting of Stockholders for the fiscal year ending December 31, 1999 is expected to be held on or about June 15, 2000, with the mailing of proxy materials for such meeting to be made on or about April 30, 2000. All proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than November 30, 1999 in order to be consulted for inclusion in the proxy statement and form of proxy related to that meeting.

                                          By Order of the Board of Directors,

                                          Robert Jennings, Chairman
                                          and Chief Executive Officer

May 11, 1999

                                   EXHIBIT A
                             MEDICONSULT.COM, INC.
                            1996 STOCK OPTION PLAN*

    1. Definitions. Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

        (a) "Board" shall mean the Board of Directors of the Corporation;

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended;

        (c) "Consultant" shall mean a person who provides services to the Corporation as an independent contractor;

        (d) "Corporation" means Mediconsult.com, Inc. and each and all of any present and future subsidiaries;

        (e) "Date of Grant" shall mean, for each participant in the Plan, the date on which the Board approves the specific grant of stock options to that participant;

        (f) "Employee" shall be an employee of the Corporation or any subsidiary of the Corporation;

        (g) "Grantee" shall mean the recipient of an Incentive Stock Option under the Plan;

        (h) "Incentive Stock Option" shall refer to a stock option which qualifies under Section 422 of the Code.

        (i) "Non-statutory Option" shall mean an option which is not an Incentive Stock Option.

        (j) "Shares" shall mean the Corporation's common stock, $.001 par value;

        (k) "Shareholders" shall mean owners of record of any Shares; and

    2. Purpose. The purpose of this Stock Option Plan (the "Plan") is two-fold. First, the Plan will further the interests of the Corporation and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Corporation. Such stock options will be granted to recognize and reward outstanding individual performances and contributions and will give selected employees an interest in the Corporation parallel to that of the shareholders, thus enhancing their proprietary interest in the Corporation's continued success and progress. This program also will enable the Corporation to attract and retain experienced employees. Second, the Plan will provide the Corporation flexibility and the means to reward directors and consultants who render valuable contributions to the Corporation.

    3. Administration. This Plan will be administered by the Board. The Board has the exclusive power to select the participants in this Plan, fix the awards to each participant, and make all other determinations necessary or advisable under the Plan, to determine whether the performance of an eligible employee warrants an award under this Plan, and to determine the amount and duration of the award. The Board has full and exclusive power to construe and interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for this Plan's administration. The Board shall have full power and authority to determine, and at the time such option is granted shall clearly set forth, whether the option shall be an Incentive Stock Option or a Non-statutory Option. Any such determination made by the Board will be final and binding on all persons. A member of the Board will not be liable for performing any act or making any determination required by or pursuant to the Plan, if such act or determination is made in good faith.

------------------------

*   Amendment appears in bold

    4. Participants. Any employee, officer, director or consultant that the Board, in its sole discretion, designates is eligible to participate in this Plan. However, only key employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. The Board's designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective participant's other compensation. The Board, in its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights or other benefits previously were granted to him under this or another plan of the Corporation, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth.

    5. Kinds of Benefits. Awards under this Plan, if any, will be granted in options to acquire Shares as described below.

    6. Options; Expiration; Limitations. Any Incentive Stock Option granted under this Plan shall automatically expire ten years after the Date of Grant or at such earlier time as may be described in paragraph 11 or directed by the Board in the grant of the option. Notwithstanding the preceding sentence, no Incentive Stock Option granted to a Shareholder who owns, as of the Date of Grant, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation shall, in any event, be exercisable after the expiration of five years from the Date of Grant. For the purpose of determining under any provision of this Plan whether a shareholder owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, such Shareholder shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

    Upon the exercise of an option, the Corporation shall deliver to the participant certificates representing authorized but unissued Shares. The cumulative total number of shares which may be subject to options issued and outstanding pursuant to this Plan is limited to 3,500,000 shares. This amount automatically will be adjusted in accordance with Paragraph 22 of this Plan. If an option is terminated, in whole or in part, for any reason other than its exercise, the Board may reallocate the shares subject to that option (or to the part thereof so terminated) to one or more other options to be granted under this Plan.

    7. Option Exercise Price. Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares on the Date of Grant or the par value thereof whichever is greater. Notwithstanding the preceding sentence, in the case of a grant of an Incentive Stock Option to an employee who, as of the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its Parent or Subsidiaries, the option price shall not be less than 110% of the fair market value of the Shares on the Date of Grant or the par value thereof, whichever is greater.

    During such time as the Shares are not traded in any securities market, the fair market value per share shall be determined by a good faith effort of the Board, using its best efforts and judgment. During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the fair market value per share shall be the mean between dealer "bid" and "ask" prices in the securities market in which it is traded on the Date of Grant, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price on such stock exchange or exchanges on the Date of

Grant, or if no sale of any Shares shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. Subject to the foregoing, the Board shall have full authority and discretion in fixing the option price and shall be fully protected in doing so.

    8. Maximum Option Exercise. The aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all such plans of the Corporation and its parent or subsidiary, if any) shall not exceed $100,000. For purposes of this Paragraph 8, the value of stock acquired through the exercise of Non-statutory Options shall not be included in the computation of the aggregate fair market value.

    9. Maximum Option Grant. The maximum option grant which may be made to an employee of the Company in any calendar year shall not cover more than 250,000 shares, subject to adjustment as provied in Paragraph 22.

    10. Exercise of Options.

    (a) No stock option granted under this Plan may be exercised before the Grantee's completion of such period of services as may be specified by the Board on the Date of Grant. Furthermore, the timing of the exercise of any option granted under this Plan may be subject to a vesting schedule based upon years of service or an expiration schedule as may be specified by the Board on the Date of Grant. Thereafter, or if no such period is specified subject to the provisions of subsections (c), (d), (e), (f) and (g) of this Paragraph 10, the Grantee may exercise the option in full or in part at any time until expiration of the option.

    A Grantee cannot exercise an Incentive Stock Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date the option was granted. The Board may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

    (b) Unless an Option specifically provides to the contrary, all options granted under this Plan shall immediately become exercisable in full in the event of the consummation of any of the following transactions:

        (i) A merger or acquisition in which the Company is not the surviving entity;

        (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

        (iii) Any merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

    (c) Except as provided in subsections (d), (e) and (f) of this Paragraph 10, a Grantee cannot exercise an Incentive Stock Option after he ceases to be an employee of the Corporation, unless the Board, in its sole discretion, grants the recipient an extension of time to exercise the Incentive Stock Option after cessation of employment. The extension of time of exercise that may be granted by the Board under this subsection (c) shall not exceed three months after the date on which the Grantee ceases to be an employee and in no case shall extend beyond the stated expiration date of the option.

    (d) If the employment of a Grantee is terminated by the Corporation for a cause as defined in subsection (i) of this Paragraph 10, all rights to any stock option granted under this Plan shall terminate, including but not limited to the ability to exercise such stock options.

    (e) If a Grantee ceases to be an employee as a result of retirement, he may exercise the Incentive Stock Option within three months after the date on which he ceases to be an employee (but no later than the stated expiration date of the option) to the extent that the Incentive Stock Option was exercisable when he ceased to be an employee. An employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

    (f) If a Grantee ceases to be an employee because of disability (within the meaning of Section 105(d)(4) of the Code), or if a Grantee dies, and if at the time of the Grantee's disability or death he was entitled to exercise an Incentive Stock Option granted under this Plan, the Incentive Stock Option can be exercised within 12 months after his death or termination of employment on account of disability (but no later than the stated expiration date of the option), by the Grantee in the case of disability or, in case of death, by his personal representative, estate or the person who acquired by gift, bequest or inheritance his right to exercise the Incentive Stock Option. Such options can be exercised only as to the number of shares for which they could have been exercised at the time the Grantee died or became disabled.

    (g) With respect to Non-statutory Options granted to Board members, the Board may provide on the Date of the Grant that such options will expire a specified number of days after such Board member ceases to be a member of the Board. In the absence of any such provision, the option will expire on the stated expiration date of the option.

    (h) Any stock option granted under the Plan will terminate, as a whole or in part, to the extent that, in accordance with this Paragraph 10, it no longer can be exercised.

    (i) For purposes of this Paragraph 10, "cause" shall mean the following:

        (1) Fraud or criminal misconduct;

        (2) Gross negligence;

        (3) Willful or continuing disregard for the safety or soundness of the Corporation;

        (4) Willful or continuing violation of the published rules of the Corporation.

    11. Method of Exercise. A stock option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock option being exercised and specify the number of shares as to which such Stock option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Board, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock option, or
(c) at the discretion of the Board, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) in the discretion of the Board, by delivery (including by telecopier) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price, or
(e) at the discretion of the Board, by any combination of (a), (b), (c) or (d) above. If the Board exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Option shall not have the rights of a shareholder with respect to the shares covered by his Stock option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 10 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

    Any option granted under this Plan may be exercised as to any lesser number of shares than the full amount for which such option has been granted. A partial exercise of an option will not affect the Grantee's rights to exercise the option from time to time in accordance with this Plan as to the remaining shares subject to the option.

    12. Taxes; Compliance with Law; Approval of Regulatory Bodies. The Corporation, if necessary or desirable, may pay or withhold the amount of any tax attributable to any amount payable or shares deliverable under this Plan and the Corporation may defer making payment on delivery until it is indemnified to its satisfaction for that tax. Stock options are exercisable, and shares can be delivered under this Plan, only in compliance with all applicable federal and sate laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Corporation's shares are listed at any time. Any certificate issued pursuant to options granted under this Plan shall bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations. No option may be exercised, and shares may not be issued under this Plan, until the Corporation has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

    Specifically, in the event that the Corporation deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any State Securities Commission, no option granted under the Plan may be exercised, and shares may not be issued, until the Corporation has obtained the consent or approval of such Commission.

    In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

    13. Assignability. Each option granted under this Plan is not transferable other than by will or the laws of descent and distribution. Each option is exercisable during the life of the Grantee only by him.

    14. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer, employee or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.

    15. Amendment and Termination of Plan. The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

        (a) materially increases the benefits accruing to participants under the Plan;

        (b) increases the cumulative number of shares that may be delivered upon the exercise of options granted under the Plan or the aggregate fair market value of options which a participant may exercise in any calendar year;

        (c) materially modifies the eligibility requirements for participation in the Plan; or

        (d) amends the requirements of paragraphs (a)-(c) of this Paragraph 15.

    Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the participant to whom the option was granted or the holder currently entitled to exercise it, except for adjustments expressly authorized by this Plan.

    16. Expenses of Plan. The expenses of the Plan will be borne by the Corporation.

    17. Duration of Plan. Options may only be granted under this Plan during the ten years immediately following the earlier of the adoption of the Plan or its approval by the Shareholders. Options granted during that ten year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

    18. Other Provisions. The option agreements authorized under the Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable. Any such option agreements, which are intended to be "Incentive Stock Options" shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "Incentive Stock Option" as defined in Section 422 of the Code.

    19. Indemnification of the Board. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding a director shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

    20. Application of Funds. The proceeds received by the Corporation from the sale of stock pursuant to options granted under this Plan will be used for general corporate purposes.

    21. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

    22. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Corporation occurs, then the number and class of shares to which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under this Plan, and the price per share payable upon exercise of each option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes.

    23. Number and Gender. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

    24. Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Delaware.

    25. Effective Date of Plan. This Plan shall not take effect until adopted by the Board. This Plan shall terminate if it is not approved by the holders of a majority of the outstanding shares of the capital stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the Plan is adopted by the Board.

                                MEDICONSULT.COM
                          33 REID STREET, 4(TH) FLOOR
                               HAMILTON, BERMUDA

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints ROBERT JENNINGS and IAN SUTCLIFFE with the power to appoint their substitutes, and hereby authorizes them to represent and to vote on behalf of the undersigned all the shares of common stock par value $.001 per share (the "Common Stock"), of Mediconsult.com, Inc. held of record by the undersigned on April 30, 1999, at the Annual Meeting of Stockholders to be held on June 15, 1999 at 10:00 a.m. any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of and proxy statement for the Meeting (receipt whereof is hereby acknowledged).

1.   ELECTION OF DIRECTORS
     FOR all nominees listed below / /
             WITHHOLD AUTHORITY to vote for
     nominees listed below / /
     (except as marked to
     the contrary below)

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO
     VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT
           NOMINEE'S NAME ON THE SPACE PROVIDED
                                         BELOW)
     ------------------------------------------

     ROBERT JENNINGS, IAN SUTCLIFFE, MICHAEL
     TREACY, JOHN BUCHANAN and BARRY GULD.

     PROPOSAL TO APPROVE the amendment to the Company's 1996 Stock Option Plan to
2. reserve an additional 1,000,000 shares of Common Stock for issuance thereunder.

            / /  For            / /  Against            / /  Abstain

     PROPOSAL TO RATIFY AND APPROVE the
     appointment of PricewaterhouseCoopers as
3. the Company's independent accountants for the fiscal year ending December 31, 1999.

            / /  For            / /  Against            / /  Abstain

4.   In their discretion the Proxies are
     authorized to vote upon such other
     business as may properly be brought before the Meeting.

                            (CONTINUED, AND TO BE EXECUTED, ON THE REVERSE SIDE)

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

    Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized person.

    I will / /  will not / /  attend this Meeting.
                                           Dated: ________________________, 1999
                                           _____________________________________
                                                         SIGNATURE
                                           _____________________________________
                                                SIGNATURE IF HELD JOINTLY.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS